SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 30, 2005


                             The Topps Company, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)


                                    000-15817
                            (Commission File Number)


                                   11-2849283
                      (I.R.S. Employer Identification No.)


                    One Whitehall Street, New York, NY 10004
                                 (212) 376-0300
          (Address of principal executive offices and telephone number)


                                 Not Applicable
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 AMENDMENT OF A MATERIAL DEFINITIVE AGREEMENT

     Stock Incentive Plan and Stock Option Plan.
     -------------------------------------------

On June 30, 2005, the Board of Directors of The Topps Company, Inc. (the "Company") amended and restated the Company's 2001 Stock Incentive Plan (the "Stock Incentive Plan") and 1996 Stock Option Plan (the "Stock Option Plan") to include in the definition of a change in control (i) the sale, disposition or transfer of (a) all or substantially all of the Company's assets or (b) assets constituting one or more of the Company's main lines of business (each an "Asset Sale"); provided, however, that a sale or other disposition or transfer of assets pursuant to (b) will constitute a "change in control" only with respect to those employees whose employment with the Company and all of its affiliates terminates as a direct result of such Asset Sale, and (ii) a stock sale where the Company's Board of Directors approves the transaction. In addition, the Stock Incentive Plan was amended (i) to provide that in the event of a change in control, all option awards will become immediately fully vested and exercisable ten days prior to the consummation of such change in control and (ii) to provide that a terminated employee may exercise his or her options within three months of his or her voluntary resignation or termination of employment by the Company without cause.

This summary of the changes to the Company's Stock Incentive Plan and Stock Option Plan is qualified in its entirety by reference to the Stock Incentive Plan and Stock Option Plan, which are attached hereto as Exhibit 10.1 and
Exhibit 10.2, respectively, and incorporated herein by reference.

Executive Severance Plan. On June 30, 2005, the Board of Directors of the Company amended and restated the Company's Executive Severance Plan to clarify that upon an Asset Sale (as defined above), that constitutes a change in control of the Company for an employee, the termination of such employee's employment with the Company will not constitute a "termination without cause" (as defined in the Executive Severance Plan), which would entitle the employee to severance benefits, if the employee is offered comparable employment with the successor to the assets or accepts employment with such successor within six months following such Asset Sale. Under the Executive Severance Plan, as amended and restated, severance in the event of an Asset Sale that constitutes a change in control for an employee would only be paid if (i) no such comparable offer of employment is made by a successor entity to the Company's assets and the employee does not accept employment with such successor within six months following an Asset Sale or (ii) such successor terminates the employee's employment without cause (as defined in the Executive Severance Plan) or the employee terminates his or her employment for good reason (as defined in the Executive Severance Plan) within two years following a change in control.

In addition, the Board of Directors amended the Executive Severance Plan to provide that (i) the Company may assign its obligations thereunder to a successor to the assets being sold and (ii) that if a successor assumes such obligations, the Company will no longer be liable for severance payments thereunder to employees who are offered comparable employment with the successor entity following an Asset Sale or who accept employment with such successor within 6 months following such Asset Sale.

As discussed above, the Board of Directors amended the definition of a change in control under the Stock Incentive Plan. The definition of change in control in the Executive Severance Plan is derived from the Stock Incentive Plan; thus, the definition of change in control in the Executive Severance Plan was amended to include (i) an Asset Sale and (ii) a stock sale where the Company's Board of Directors approves the transaction.

The above summary of the changes to the Company's Executive Severance Plan is qualified in its entirety by reference to the Executive Severance Plan, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.



ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     The  following  exhibits are being filed with this  Current  Report on Form
     8-K:

     10.1 The Topps Company, Inc. 2001 Stock Incentive Plan, amended and restated as of June 30, 2005.

     10.2 The Topps Company, Inc. 1996 Stock Option Plan, amended and restated as of June 30, 2005.

     10.3 The Topps Company, Inc. Executive Severance Plan, amended and restated as of June 30, 2005.

                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.



Dated:  July 07, 2005

                             THE TOPPS COMPANY, INC.



                            By: s/ Catherine K. Jessup
                                ----------------------
                                   Catherine K. Jessup
                        Vice President - Chief Financial Officer
                                     and Treasurer

                                  EXHIBIT INDEX


Exhibit
 Number             Description

 10.1 The Topps Company, Inc. 2001 Stock Incentive Plan, amended and restated as of June 30, 2005.

 10.2 The Topps Company, Inc. 1996 Stock Option Plan, amended and restated as of June 30, 2005.

 10.3 The Topps Company, Inc. Executive Severance Plan, amended and restated as of June 30, 2005.